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                                                                      EXHIBIT 21

                      ODS NETWORKS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

    The following table lists the subsidiaries of the Registrant as of March 1, 2000, the state or other jurisdiction of incorporation and the names under which such subsidiaries do business. The Registrant owns all of the outstanding voting securities of each subsidiary.

                                           JURISDICTION                  NAME UNDER
                                                OF                    WHICH SUBSIDIARY
NAME OF SUBSIDIARY                         ORGANIZATION              IS DOING BUSINESS
------------------                        --------------  ----------------------------------------
ODS Networks, Inc.                           Delaware                ODS Networks, Inc.

Intrusion.com, Inc.                          Delaware               Intrusion.com, Inc.

Optical Data Systems, Inc.                    Nevada             Optical Data Systems, Inc.

ODS, Inc.                                     Nevada                     ODS, Inc.

Optical Data Systems--Texas, Inc.             Texas          Optical Data Systems--Texas, Inc.

ODS Networks GmbH                            Germany                 ODS Networks GmbH

ODS Networks Ltd.                         United Kingdom             ODS Networks Ltd.

ODS Ltd.                                  United Kingdom                  ODS Ltd.

ODS Networks SARL                             France                 ODS Networks SARL

Optical Data Systems, Ltda                    Brazil             Optical Data Systems, Ltda

Optical Data Systems (Barbados) Ltd.         Barbados       Optical Data Systems (Barbados) Ltd.

ODS Networks Sdn. Bhd.                       Malaysia              ODS Networks Sdn. Bhd.

ODS Investments, Inc.                         Nevada               ODS Investments, Inc.